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                                                                    Exhibit 4(d)
                                                                    ------------
                       AGREEMENT OF LIMITED PARTNERSHIP

                                      OF

                           HEI PREFERRED FUNDING, LP


          This Agreement of the Limited Partnership of HEI Preferred Funding, LP (this "Agreement"), is entered into by and between Hawaiian Electric Industries, Inc., a Hawaii corporation, as general partner (the "General Partner"), and Hawaiian Electric Industries Capital Trust I, a statutory business trust formed under Delaware law, as limited partner (the "Initial Limited Partner").

          The General Partner and the Initial Limited Partner hereby form a limited partnership pursuant to and in accordance with the Delaware Revised Uniform Limited Partnership Act (6 Del. C. (S)17-101, et seq.), as amended from
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time to time (the "Act"), and hereby agree as follows:

          1.   Name.  The name of the limited partnership formed hereby is HEI
               ----
Preferred Funding, LP (the "Partnership").

          2.   Purpose.  The Partnership is formed for the object and purpose
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of, and the nature of the business to be conducted and promoted by the
Partnership is, engaging in any lawful act or activity for which limited partnerships may be formed under the Act and engaging in any and all activities necessary or incidental to the foregoing.

          3.   Registered Office.  The registered office of the Partnership in
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the State of Delaware is c/o RL&F Service Corp., One Rodney Square, 10th Floor,
Tenth and King Streets, Wilmington, New Castle County, Delaware 19801.

          4.   Registered Agent.  The name and address of the registered agent
               ----------------
of the Partnership for service of process on the Partnership in the State of Delaware are RL&F Service Corp., One Rodney Square, 10th Floor, Tenth and King Streets, Wilmington, New Castle County, Delaware 19801.

          5.   Partners.  The name and the mailing address of the General
               --------
Partner and the Initial Limited Partner are as follows:

               General Partner:
               ---------------

               Hawaiian Electric Industries, Inc.
               900 Richards Street
               Honolulu, Hawaii  96813
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               Initial Limited Partner:
               -----------------------

               Hawaiian Electric Industries Capital Trust I
               c/o Hawaiian Electric Industries, Inc.
               900 Richards Street
               Honolulu, Hawaii  96813

          6.   Power.  The powers of the General Partner include all powers,
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statutory and otherwise, possessed by general partners under the laws of the
State of Delaware.

          7.   Dissolution.  The Partnership shall dissolve, and its affairs
               -----------
shall be wound up, on December 31, 2021, or at such earlier time as (a) all of the partners of the Partnership approve in writing, (b) an event of withdrawal of a general partner has occurred under the Act, or (c) an entry of a decree of judicial dissolution has occurred under (S)17-802 of the Act; provided, however,
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the Partnership shall not be dissolved or required to be wound up upon an event of withdrawal of a general partner described in Section 7(b) if (i) at the time of such event of withdrawal, there is at least one (1) other general partner of the Partnership who carries on the business of the Partnership (any remaining general partner being hereby authorized to carry on the business of the Partnership), or (ii) within ninety (90) days after the occurrence of such event of withdrawal, all remaining partners agree in writing to continue the business of the Partnership and to the appointment, effective as of the date of the event of withdrawal, of one (1) or more additional general partners of the Partnership.

          8.   Capital Contributions.  The partners of the Partnership have
               ---------------------
contributed the following amounts, in cash, and no other property, to the
Partnership:

               General Partner:
               ---------------

               Hawaiian Electric Industries, Inc.  $25.00

               Initial Limited Partner:
               -----------------------

               Hawaiian Electric Industries
               Capital Trust I                     $25.00

          9.   Additional Contribution.  No partner of the Partnership is
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required to make any additional capital contribution to the Partnership.

          10.  Allocation of Profits and Losses.  The Partnership's profits and
               --------------------------------
losses shall be allocated in proportion to the capital contributions of the partners of the Partnership.

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          11.  Distributions.  Distributions shall be made to the partners of
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the Partnership at the times and in the aggregate amounts determined by the
General Partner. Such distributions shall be allocated among the partners of the Partnership in the same proportion as their then capital account balances.

          12.  Assignments.
               -----------

               (a) The Initial Limited Partner may assign all or any part of its partnership interest in the Partnership and may withdraw from the Partnership only with the consent of the General Partner.

               (b) The General Partner may assign all or any part of its partnership interest in the Partnership and may withdraw from the Partnership without the consent of the Initial Limited Partner.

          13.  Withdrawal.  Except to the extent set forth in Section 12, no
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right is given to any partner of the Partnership to withdraw from the
Partnership.

          14.  Admission of Additional or Substitute Partners.
               ----------------------------------------------

               (a) One (1) or more additional or substitute limited partners of the Partnership may be admitted to the Partnership with only the consent of the General Partner.

               (b) One (1) or more additional or substitute general partners of the Partnership may be admitted to the Partnership with only the consent of the General Partner.

          15.  Liability of Initial Limited Partner.  The Initial Limited
               ------------------------------------
Partner shall not have any liability for the obligations or liabilities of the Partnership except to the extent provided in the Act.

          16.  Governing Law.  This Agreement shall be governed by, and
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construed under the laws of the State of Delaware, all rights and remedies being governed by said laws.

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          IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, have duly executed this Agreement of Limited Partnership as of the 23rd day of December 1996.


                                  GENERAL PARTNER:

                                  HAWAIIAN ELECTRIC INDUSTRIES, INC.

                                  By /s/ Robert F. Mougeot
                                     -------------------------------------
                                     Robert F. Mougeot,
                                     Financial Vice President and
                                     Chief Financial Officer

                                  By /s/ Constance H. Lau
                                     -------------------------------------
                                     Constance H. Lau,
                                     Treasurer


                                  INITIAL LIMITED PARTNER:

                                  HAWAIIAN ELECTRIC INDUSTRIES
                                  CAPITAL TRUST I

                                  By Hawaiian Electric Industries,
                                     Inc., as Depositor

                                  By /s/ Robert F. Mougeot
                                     -------------------------------------
                                     Robert F. Mougeot,
                                     Financial Vice President
                                     and Chief Financial Officer

                                  By /s/ Constance H. Lau
                                     -------------------------------------
                                     Constance H. Lau,
                                     Treasurer

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